UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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LVIP Franklin Templeton Global Equity Managed Volatility Fund

a series of Lincoln Variable Insurance Products Trust

(Name of Registrant As Specified In Its Charter)

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INFORMATION STATEMENT

Lincoln Variable Insurance Products Trust

(the “Trust”)

LVIP Franklin Templeton Global Equity Managed Volatility Fund

(formerly known as LVIP Templeton Growth Managed Volatility Fund)

(the “Fund”)

Dated: May 6, 2016

Dear Shareholder:

At a meeting of the Board of Trustees (the “Board”) of the Trust, held on December 7-8, 2015 (the “Meeting”), the Board approved new investment sub-advisory agreements (the “New Sub-Advisory Agreements”) for the Fund between the Fund’s investment adviser Lincoln Investment Advisors Corporation (the “Adviser”) and Franklin Advisers, Inc. (“FA”), Franklin Advisory Services, LLC (“FAS”) and Franklin Mutual Advisers, LLC (“FMA, and collectively with FA and FAS, the “Franklin Sub-Advisers”).

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission (“SEC”) permitting the Adviser, subject to Board approval, including a majority of the Trustees who are not “interested persons” (“Independent Trustees”) of the Trust within the meaning of that term under the Investment Company Act of 1940, to enter into or materially amend the Fund’s investment sub-advisory agreements with sub-advisers without obtaining shareholder approval. Accordingly, the New Sub-Advisory Agreements do not require a shareholder vote.

We are not asking you for a proxy, and you are requested not to send us a proxy, with respect to this sub-adviser change. This document is for informational purposes only and you are not required to take any action.

As a condition of relying on the Order, the Adviser is required to furnish Fund shareholders with an Information Statement whenever a sub-advisory agreement is entered into or materially amended. This Information Statement presents details regarding the New Sub-Advisory Agreements.

The Board approved the addition of FA, FAS, and FMA as sub-advisers to the Fund as part of a restructuring of the Fund, which included changes to the Fund’s investment strategy. Information regarding these changes, which were effective February 8, 2016, was provided in a supplement to the Fund’s prospectus dated January 8, 2016. Following these changes the Adviser intends to allocate approximately 50% of the portion of the Fund’s assets not subject to the overlay to Templeton Investment Counsel, LLC (“TIC”); approximately 10% of the portion of the Fund’s assets not subject to the overlay to FA; approximately 30% of the portion of the Fund’s assets not subject to the overlay to FAS; and approximately 10% of the portion of the Fund’s assets not subject to the overlay to FMA. Such allocations are subject to change at the discretion of the adviser.

I.	Background

At the Meeting, the Adviser recommended and the Board, including all of the Independent Trustees, approved the New Sub-Advisory Agreements with FA, FAS, and FMA on behalf of the Fund to be effective as of February 8, 2016. The New Sub-Advisory Agreements are in addition to the prior sub-advisory agreement between the Adviser and TIC dated September 21, 2012 (the “TIC Sub-Advisory Agreement”), which was last approved by the Board on September 15, 2015. Under the terms of the New

Sub-Advisory Agreements, FA, FAS, and FMA will make investment decisions for the Fund assets that the Adviser allocates to FA, FAS, and FMA and continuously reviews, supervises and administers the Fund’s investment program with respect to such assets.

II.	Board Considerations on the New Sub-Advisory Agreements

On December 7-8, 2015, the Board of the Trust met to consider, among other things the approval or amendment, as applicable, of the sub-advisory agreements with various sub-advisers (collectively the “Sub-Advisory Agreements”) for the Fund. The Independent Trustees reported that they had reviewed materials provided by the Adviser, The Lincoln National Life Insurance Company (“Lincoln Life”) and the sub-advisers prior to and during the meetings, and had reviewed a memorandum from their independent legal counsel that advised them of their fiduciary duties pertaining to approval of investment sub-advisory agreements and the factors that they should consider in evaluating such agreements. Among other information, the Adviser, Lincoln Life and the sub-advisers provided information to assist the Independent Trustees in assessing the nature, extent and quality of services to be provided, including in-person presentations by representatives of each sub-adviser and each sub-adviser’s responses to the Adviser’s request for proposal. The Board considered that the Adviser’s research team expected that diversifying the Fund from a single sub-adviser to a combination of two or more sub-advisers could improve performance with the risk managed volatility overlay based on historical modeling and that the Adviser had evaluated each of the proposed sub-advisers from a relative and risk adjusted return perspective, volatility, overlay, hedging, external expertise and marketability stance. The Board also noted that the sub-advisers or affiliates of the sub-advisers provided subadvisory services to other funds in the Trust and that the Board had reviewed extensive information regarding the sub-advisers or affiliates of the sub-advisers during the annual contract renewal process that was completed in September 2015. The Independent Trustees and their independent legal counsel met separately from the “interested” trustee, Trust officers as well as Lincoln Life and Adviser employees and the sub-advisers to consider the approval of the Sub-Advisory Agreements.

Based upon its review, the Board concluded that it was in the best interests of each Fund that the Sub-Advisory Agreements be approved or amended, as applicable effective February 8, 2016. In considering the approval of the Sub-Advisory Agreements, the Board did not identify any single factor or group of factors as all-important or controlling and considered a variety of factors in its analysis including those discussed below. The Board did not allot a particular weight to any one factor or group of factors.

Nature, Extent and Quality of Services.

In considering the approval of the sub-advisory agreements between the Adviser and each of the Franklin Sub-Advisers with respect to the Fund, the Board considered the nature, extent and quality of services to be provided by each of the Franklin Sub-Advisers under the Sub-Advisory Agreements. The Board noted that FAS was proposed to manage a rising dividend sleeve, that FA was proposed to manage a “DynaTech” strategy sleeve, and that FMA was proposed to manage a global discovery sleeve and that FA currently serves as sub-adviser to two funds in the Trust. The Board considered the criteria provided by the Adviser in recommending additional sub-advisers for the Fund. The Board reviewed the services to be provided by each of the Franklin Sub-Advisers, the backgrounds of the investment professionals proposed to service the Fund and the reputation, resources and investment approach of each of the Franklin Sub-Advisers. They also reviewed information provided regarding the structure of portfolio manager compensation, trading and brokerage practices, soft dollar usage, risk management and compliance and regulatory matters. The Board concluded that the services to be provided by each of the Franklin Sub-Advisers were expected to be satisfactory.

Performance.

The Board considered performance information provided by FA comparing the annual performance of the Franklin DynaTech Fund to the Russell 1000 Growth Index for various periods and considered the historical performance results provided by the Adviser that included the current sub-adviser and the proposed sub-advisers and the managed volatility risk overlay. The Board concluded that the services to be provided by FA were expected to be acceptable.

The Board considered performance information provided by FAS comparing the annual performance of the Franklin Rising Dividends Fund to the S&P 500 Index for various periods and considered the historical performance results provided by the Adviser that included the current sub-adviser and the proposed sub-adviser and the managed volatility risk overlay. The Board concluded that the services to be provided by FAS were expected to be acceptable.

The Board considered performance information provided by FMA comparing the annual performance of the Franklin Mutual Global Discovery Fund to the MSCI World Index for various periods and considered the historical performance results provided by the Adviser that included the current sub-adviser and the proposed sub-adviser and the managed volatility risk overlay. The Board concluded that the services to be provided by FMA were expected to be acceptable.

Subadvisory Fee and Economies of Scale.

The Board reviewed each of the proposed sub-advisory fee schedules, which included breakpoints for FA and FAS and the Board noted that the sub-advisory fee schedules were lower than the sub-advisory fee schedule for TIC, an affiliate of the Franklin Sub-Advisers. The Board also reviewed the proposed fee schedule for FMA which did not contain breakpoints and was higher than that of the other Franklin Sub-Advisers and TIC. The Board considered that the sub-advisory fees were paid by the Adviser out of its fees and that they were negotiated between the Adviser and the Franklin Sub-Advisers, unaffiliated third parties. The Board concluded that the sub-advisory fees were reasonable.

Profitability and Fallout Benefits.

The Board considered that the sub-advisory fee schedules were negotiated between Adviser and the Franklin Sub-Advisers, unaffiliated third parties, and that the Adviser compensates the Franklin Sub-Advisers from its fees. The Board reviewed materials provided by the Franklin Sub-Advisers as to any additional benefits they receive and noted the Franklin Sub-Advisers statement that they may receive research and services obtained with client commissions as well as reputational benefits which may contribute to an ability to obtain other clients. The Board determined that the sub-advisory fee was reasonable in light of these fallout benefits.

Conclusion.

Based on all the information considered and conclusions reached, the Board determined that the terms of the proposed Sub-Advisory Agreements are fair and reasonable and that approval of the Sub-Advisory Agreements are in the best interests of the Fund.

III.	The New Sub-Advisory Agreements

Other than the effective date, the name and street address of each sub-adviser, the New Sub-Advisory Agreements are generally the same in all material respects to the TIC Sub-Advisory Agreement. The New Sub-Advisory Agreements will remain in effect for an initial term of one year. Thereafter, continuance of the New Sub-Advisory Agreements will require the annual approval of the Board, including a majority of the Independent Trustees.

Under the New Sub-Advisory Agreements, FA, FAS, and FMA will make investment decisions for the Fund assets that the Adviser allocates to FA, FAS, and FMA and continuously review, supervise and administer the Fund’s investment program with respect to such assets. The New Sub-Advisory Agreements can be terminated at any time, without the payment of any penalty, by: (a) the vote of a majority of the Fund’s outstanding voting securities; (b) the Adviser on at least sixty days’ written notice to FA, FAS, and FMA; or (c) FA, FAS, and FMA on at least ninety days’ written notice to the Adviser. The New Sub-Advisory Agreements will also automatically terminate, without the payment of any penalty, in the event of its assignment, its delegation, unless the Adviser has by prior written consent agreed to the delegation, or in the event the investment management agreement between the Adviser and the Trust terminates for any reason.

The Fund paid the Adviser investment advisory fees at an aggregate annual rate of 0.65% of net assets or $534,9703.01 for the fiscal year ended December 31, 2015. The Adviser, in turn, paid sub-advisory fees for the Fund at an aggregate annual rate of 0.40% of net assets or $3,228,138.95 for the fiscal year ended December 31, 2015. Had the New Sub-Advisory Agreements been in effect for that same time period, the Adviser would have paid sub-advisory fees at an aggregate annual rate of 0.37% of net assets or $3,025,651, a decrease of 6.3% as compared to the TIC Sub-Advisory Agreement.

IV.	Information About FA, FAS, and FMA

FA, FAS, and FMA, are major financial services companies engaged in a broad range of financial activities beyond their mutual fund-related activities, including among others, banking, investment banking, broker/dealer (sales and trading), asset management, insurance and other financial activities. Each of the Franklin Sub-Advisers is a wholly-owned subsidiary of Franklin Resources, Inc., which is located at One Franklin Parkway, San Mateo, California. As of September 30, 2015, Franklin Resources, Inc. had over $770.9 billion in assets under management.

The following table provides the name and principal occupation of Franklin’s directors and executive officers. The address of each of the directors and executive officers is listed in each respective company chart below:

Franklin Advisers, Inc.

One Franklin Parkway, San Mateo, U.S., CA, 94403

OFFICERS

Appointee	Appointment Type
Jamieson, Edward B.	President & Chief Investment Officer
Lewis, Kenneth A.	Chief Financial Officer
Tyle, Craig S.	Chief Legal Officer
Beckerle, Breda M.	Chief Compliance Officer
Frisbie, Jr., Norman R.	Executive Vice President
Gulley, Madison S.	Executive Vice President
Hasenstab, Michael J.	Executive Vice President
McCarthy, Michael P.	Executive Vice President
Molumphy, Christopher J.	Executive Vice President
Perks, Edward D.	Executive Vice President
Yun, William Y.	Executive Vice President
Amoroso, Sheila A.	Senior Vice President
Bayston, Roger A.	Senior Vice President
Boyadjian, Mark	Senior Vice President
Conn, James	Senior Vice President

Appointee	Appointment Type
Costas, Jr., Rafael	Senior Vice President
Dover, Stephen H.	Senior Vice President
Felicelli, Frank M.	Senior Vice President
Herrmann, Conrad B.	Senior Vice President
Lee, Scott M.	Senior Vice President
McGowan, Gregory E.	Senior Vice President
O’Connor, Patrick	Senior Vice President
Pomeroy, John B.	Senior Vice President
Portera, Philip	Senior Vice President
Sethi, Alok	Senior Vice President
Shepherd, Kent P.	Senior Vice President
Takaha, Eric G.	Senior Vice President
Vinton, Serena Perin	Senior Vice President
Walsh, Thomas F.	Senior Vice President
Wiley, John W.	Senior Vice President
Yolland, Robert C.	Senior Vice President
Bowers, Grant B.	Vice President
Butler, Molly	Vice President
Cheng, Grace	Vice President
Coffey, T. Anthony	Vice President
Conn, Michael	Vice President
Fergerson, Laura F.	Vice President
Fisher, Robin	Vice President
Fromm, Frederick G.	Vice President
Higgins, Carrie A.	Vice President
Hofman-Schwab, Elizabeth B.	Vice President
Holbrook, Jeffrey C.	Vice President
Hsu, Richard S.	Vice President
Kohli, John C.	Vice President
Lam, Madeleine A.	Vice President
Lucas, James	Vice President
McCulloch, Evan S.	Vice President
Moberg, Matthew J.	Vice President
Muschott, Alan E.	Vice President
O’Connor, Patricia M.	Vice President
Owens, Scott R.	Vice President
Peters, Alex W.	Vice President
Quinlan, Matthew	Vice President
Rivera, Francisco F.	Vice President
Scandalios, John P.	Vice President
Shaneyfelt, Gwen L.	Vice President
Shepard, Michael C.	Vice President
Shirley, Lisa Jacobson	Vice President
Smyth, Richard A.	Vice President
Sperry, Christopher S.	Vice President
Voyles, Glenn I.	Vice President
Wong, Stella S.	Vice President
Arevalo, Rosario Aleli C.	Assistant Vice President
Constant, Mark L.	Treasurer

Appointee	Appointment Type
Gray, Maria	Secretary
Baur, Alison E.	Assistant Secretary

   DIRECTORS

Director	Appointment Type
Jamieson, Edward B.	Director
Johnson, Jr., Rupert H.	Director
Molumphy, Christopher J.	Director

   Franklin Advisory Services, LLC

   55 Challenger Road, Suite 501, Ridgefield Park, NJ, 07660, United States

   OFFICERS

Appointee	Appointment Type
Taylor, Donald G.	President and Chief Investment Officer
McGee, Margaret	Chief Administrative Officer
Tyle, Craig S.	Chief Legal Officer
Beckerle, Breda M.	Chief Compliance Officer
Garcia, Noelia	Deputy Chief Compliance Officer
Gulley, Madison S.	Executive Vice President
Baughman, Bruce C.	Senior Vice President
Johnson, Jr., Rupert H.	Senior Vice President
Constant, Mark L.	Treasurer
Gray, Maria	Secretary
Gray, Steven J.	Assistant Secretary

   Franklin Mutual Advisers, LLC

   101 John F. Kennedy Parkway, Short Hills, NJ, 07078, United States

   OFFICERS

Appointee	Appointment Type
Langerman, Peter	Chairman, President and Chief Executive Officer
Brugere-Trelat, Philippe	Executive Vice President
Coffey, T. Anthony	Vice President
Michael, Kelly	Vice President
Tumulty, Shawn M.	Vice President
Gray, Maria	Secretary
Constant, Mark L.	Treasurer
Tyle, Craig S.	Chief Legal Officer
Beckerle, Breda M.	Chief Compliance Officer
Garcia, Noelia	Deputy Chief Compliance Officer
Gray, Steven J.	Assistant Secretary

A.	Comparable Funds

FA, FAS, and FMA currently manage other accounts or funds having similar investment objectives and strategies to the Fund.

FA, FAS, and FMA provide investment advisory or sub-advisory services with respect to the funds listed below, which have investment objectives and strategies similar to those of the Fund. Although the investment objectives and strategies of the funds listed below may be similar to the Fund’s, the nature of services the Franklin Sub-Advisers provide may be different.

Comparable Funds	Contractual Fee (including breakpoints)	Assets under Management (as of 03/31/2016)
Franklin DynaTech Fund (FA)

0.625% of the value of net assets up to and including $100 million;

0.500% of the value of net assets over $100 million and not over $250 million;

0.450% of the value of net assets over $250 million and not over $7.5 billion;

0.440% of the value of net assets over $7.5 billion and not over $10 billion;

0.430% of the value of net assets over $10 billion and not over $12.5 billion;

0.420% of the value of net assets over $12.5 billion and not over $15 billion;

0.400% of the value of net assets over $15 billion and not over $17.5 billion;

0.380% of the value of net assets over $17.5 billion and not over $20 billion;

0.360% of the value of net assets over $20 billion and not over $35 billion;

0.355% of the value of net assets over $35 billion and not over $50 billion; 0.350% of the value of net assets in excess of $50 billion.

		$77,561,365
Franklin Rising Dividends Fund (FAS)	0.750% of the value of net assets up to and including $500 million; 0.625% of the value of net assets over $500 million up to and including $1 billion; 0.500% of the value of net assets over $1 billion up to and including $5 billion; 0.490% of the value of net assets over $5 billion up to and including $10 billion; 0.480% of the value of net assets over $10 billion up to and including $20 billion; 0.470% of the value of net assets in excess of $20 billion.	$226,687,387
Franklin Mutual Global Discovery Fund (FMA)	0.875% of the value of net assets up to and including $4 billion; 0.845% of the value of net assets over $4 billion, up to and including $7 billion; 0.825% of the value of net assets over $7 billion, up to and including $10 billion; 0.805% of the value of net assets over $10 billion, up to and including $13 billion; 0.785% of the value of net assets over $13 billion, up to and including $16 billion; 0.765% of the value of net assets over $16 billion, up to and including $19 billion; 0.745% of the value of net assets over $19 billion, up to	$73,853,292

Comparable Funds	Contractual Fee (including breakpoints)	Assets under Management (as of 03/31/2016)

and including $22 billion;

0.725% of the value of net assets over $22 billion, up to and including $25 billion;

0.705% of the value of net assets over $25 billion, up to and including 28 billion;

0.685% of the value of net assets in excess of $28 billion.

B.	Payments of Commissions to Affiliated Brokers

As of March 31, 2016 the Franklin Sub-Advisers had the following affiliated broker-dealers:

Subsidiary Name
Franklin Templeton Financial Services Corp.
Franklin/Templeton Distributors, Inc.
Templeton/Franklin Investment Services, Inc.

The Fund did not pay any brokerage commissions to brokers affiliated with Franklin Resources, Inc. for the fiscal year ended December 31, 2015.

V.	Purchases of FA, FAS, and FMA Securities by Trustees

To the knowledge of the Fund, no Trustee currently has any material interest in security holdings or transactions or proposed transactions involving FA, FAS, and FMA or any entity controlling, controlled by or under common control with FA, FAS, and FMA.

VI.	Ownership of Shares

As of March 14, 2016, the Fund had 2,864,671.39 outstanding Standard Class shares and 25,988,435.53 outstanding Service Class shares. Because the Fund is an investment for variable annuity contracts and variable life insurance policies (“Variable Contracts”) offered by certain life insurance companies, the insurance companies are the record holders of the Fund’s shares. However, the owners of the Variable Contracts are the beneficial owners/shareholders because they direct the voting of the Fund’s shares. As of March 14, 2016, no beneficial owner/shareholder of the Fund’s shares owned 5% or more of the shares.

As of December 31, 2015, the Trustees and officers of the Trust as a group beneficially owned less than 1% of the Fund’s outstanding shares.

VII.	Other Information

Investment Adviser

The Adviser serves as the Fund’s investment adviser and is located at One Granite Place, Concord, New Hampshire 03301.

Principal Underwriter and Distributor

The Trust’s distributor, Lincoln Financial Distributors, Inc. (“LFD”), is located at 130 North Radnor-Chester Road, Radnor, Pennsylvania 19087. LFD is an affiliate of the Adviser. The Fund paid LFD $1,801,517 for the fiscal year ended December 31, 2015.

Broker-Dealers Affiliated with the Adviser

The Adviser has the following affiliated brokers: Lincoln Financial Advisors Corporation, Lincoln Financial Investment Services Company, Lincoln Financial Distributors, Inc., and Lincoln Financial Securities Corporation. The Fund does not trade securities through any broker affiliated with the Adviser and as a result, the Fund did not pay any brokerage commissions to these brokers for the fiscal year ended December 31, 2015.

Administrator

The Trust’s administrator, Lincoln Life, is located at 1300 S. Clinton St., Ft. Wayne, Indiana 46802. Lincoln Life is an affiliate of the Adviser. The Fund paid Lincoln Life $160,228 for the fiscal year ended December 31, 2015.

Householding

Only one copy of this Information Statement is mailed to households, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received instructions to the contrary. If you need additional copies of this Information Statement, or if you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Trust by calling 1-800-454-6265 or by writing to the Trust at P.O. Box 2340, Ft. Wayne, Indiana 46801 (regular mail) or 1300 S. Clinton Street, Ft. Wayne, Indiana 46802 (express mail).

Annual and Semi-Annual Reports

Shareholders can obtain a copy of the Fund’s most recent Annual Report and any Semi-Annual Report without charge, by calling 1-800-454-6265 or by writing to the Trust at P.O. Box 2340, Ft. Wayne, Indiana 46801 (regular mail) or 1300 S. Clinton St., Ft. Wayne, Indiana 46802 (express mail).

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE